Exhibit 4.69

English Translation for Reference Only

Agreement on Concerted Action between Bank and Enterprise

Party A:	Bank of Nanjing Co., Ltd.

Jiangsu Branch of China Development Bank Co., Ltd.

Jiangsu Branch of China Construction Bank Co., Ltd.

Jiangsu Branch of Bank of Communications

Nanjing Branch of China Merchants Bank Co., Ltd.

Nanjing Branch of China Everbright Bank Co., Ltd.

Party B:	China Sunergy (Nanjing) Co., Ltd.

CEEG (Nanjing) Renewable Energy Co., Ltd.

CEEG (Shanghai) Solar Science Technology Co., Ltd.

CSUN TRADING (HONGKONG) CO., LIMITED

In order to carry out the requirements of Minutes of China Banking Regulatory Commission, Jiangsu office (Su Yin Jian Ji Yao [2013] No. 19), support Party B to rapidly resume the production and get out of the dilemma, and alleviate the capital chain tension, Party A and Party B reach the following agreement for “concerted action” through friendly negotiation:

1. Party A’s Rights and Obligations

(1) At any time point during the valid term of this Agreement, if Party B’s production & operation conditions gradually improve, but no sufficient profitability has been recovered, Party A’s existing credit for Party B shall be maintained at or higher than the existing credit when this Agreement is signed and the credit variety includes but not limited to loans, trade financing, bank bill and other businesses.

(2) After Party B resumes the production and obtains sufficient profitability, pursuant to the assessment and confirmation by Party A and Party B, Party A is entitled to recover the existing credit for Party B under the premise that the normal production and operation of Party B are guaranteed.

(3) During the valid term of this Agreement, if Party A reduces the existing credit, the other members of Party A are entitled to recover their existing credit in advance.

(4) If major adverse changes take place in the PV industrial policies and regulatory policies, or Party B’s production and operation seriously deteriorate or operation benefits continuously decrease dramatically, Party A’s members may recover their existing credit after joint negotiation and written confirmation and this Agreement is terminated in advance.

2. Party B’s Rights and Obligations

(1) During the routine operations, Party B takes prudent and effective measures to positively reduce the costs, to ensure the maximum production capacity and to achieve the optimal operation benefits of the company with great efforts.

(2) Party B shall not manipulate or transfer profits, or impair Party A’s benefits by unfair connected transactions.

(3) Party B must solicit Party A’s consent with regard to important events, namely, significant asset disposal, equity change, profit distribution, foreign investment and guarantee, and the like.

3. Valid Term of Agreement

(1) The valid term of this Agreement is three (3) years, namely, from October 14, 2013 to October 13, 2016.

(2) During the abovementioned term, if Party A confirms, by a written resolution, that Party B’s business activities have been recovered to the normal state, the valid term of this Agreement is automatically terminated.

(Page of Signing)

Party A (Signature and Seal): Bank of Nanjing Co., Ltd.

/s/ Bank of Nanjing Co., Ltd.

Bank of Nanjing Co., Ltd. (Seal)

Legal Representative or Agent (Signature): Lin Fuzhi

Seal of Lin Fuzhi (Seal)

/s/ Lin Fuzhi

Party A (Signature and Seal): Jiangsu Branch of China Development Bank Co., Ltd.

Jiangsu Branch of China Development Bank Co., Ltd. (Seal)

/s/ Jiangsu Branch of China Development Bank Co., Ltd.

Principal or Agent (Signature): Mao Juncai

/s/ Mao Juncai

Party A (Signature and Seal): Jiangsu Branch of China Construction Bank Co., Ltd.

Jiangsu Branch of China Construction Bank Co., Ltd. (Seal)

/s/ Jiangsu Branch of China Construction Bank Co., Ltd.

Principal or Agent (Signature): Fan Qinggang

Seal of Fan Qinggang (Seal)

/s/ Fan Qinggang

Party A (Signature and Seal): Jiangsu Branch of Bank of Communications

Jiangsu Branch of Bank of Communications (Seal)

/s/ Jiangsu Branch of Bank of Communications

Principal or Agent (Signature): Chai Weiping

/s/Chai Weiping

Party A (Signature): Nanjing Branch of China Merchants Bank Co., Ltd.

Nanjing Branch of China Merchants Bank Co., Ltd. (Seal)

/s/ Nanjing Branch of China Merchants Bank Co., Ltd.

Principal or Agent (Signature): Jin Yizhi

Seal of Jin Yizhi (Seal)

/s/ Jin Yizhi

(Page of Signing)

Party A (Signature and Seal): Jiangsu Branch of Bank of Communications

Jiangsu Branch of Bank of Communications (Seal)

/s/ Jiangsu Branch of Bank of Communications

Principal or Agent (Signature): Gong Xiaoyuan

/s/Gong Xiaoyuan

Party B (Signature and Seal): China Sunergy (Nanjing) Co., Ltd.

China Sunergy (Nanjing) Co., Ltd. (Seal)

/s/ China Sunergy (Nanjing) Co., Ltd.

Legal Representative or Agent (Signature): Lu Tingxiu

Seal of Lu Tingxiu (Seal)

/s/ Lu Tingxiu

Party B (Signature and Seal): CEEG (Nanjing) Renewable Energy Co., Ltd.

CEEG (Nanjing) Renewable Energy Co., Ltd. (Seal)

/s/ CEEG (Nanjing) Renewable Energy Co., Ltd.

Legal Representative or Agent (Signature): Lu Tingxiu

Seal of Lu Tingxiu (Seal)

/s/ Lu Tingxiu

Party B (Signature and Seal): CEEG (Shanghai) Solar Science Technology Co., Ltd.

CEEG (Shanghai) Solar Science Technology Co., Ltd. (Seal)

/s/ CEEG (Shanghai) Solar Science Technology Co., Ltd

Legal Representative or Agent (Signature): Lu Tingxiu

Seal of Lu Tingxiu (Seal)

/s/ Lu Tingxiu

Party B (Signature and Seal): CSUN TRADING (HONGKONG) CO., LIMITED

CSUN TRADING (HONGKONG) CO., LIMITED (Seal)

/s/ CSUN TRADING (HONGKONG) CO., LIMITED

Legal Representative or Agent (Signature): Lu Tingxiu

/s/ Lu Tingxiu